Exhibit 99.1

U.S. Auto Parts Reports Third Quarter 2018 Results

CARSON, Calif. - October 29, 2018 - U.S. Auto Parts Network, Inc. (NASDAQ: PRTS), one of the largest online providers of aftermarket automotive parts and accessories, is reporting results for the third quarter ended September 29, 2018. All information and data are from continuing operations, which exclude the AutoMD operating segment unless specifically noted.

Third Quarter 2018 Financial Summary vs. Year-Ago Quarter

•	Net sales were $69.5 million compared to $73.8 million.

•	Gross margin was 27.4% compared to 29.6%.

•	Net income was $0.4 million, or $0.01 per share, compared to $0.9 million or $0.02 per diluted share.

•	Adjusted EBITDA (a non-GAAP measure defined below) was $2.5 million compared to $3.6 million.

•	Ended the quarter with no revolver debt.

Third Quarter 2018 Operational Highlights vs. Year-Ago Quarter

•	Conversion rate increased 70 basis points to 2.7%.

•	Average order value increased 4% to $85.

•	Revenue capture increased 190 basis points to 87.5%.

Management Commentary
“Earlier this month, the board and I mutually agreed upon a succession plan that will have me stepping down as CEO during the next several months,” said Aaron Coleman, CEO of U.S. Auto Parts. “It’s been an honor and a privilege to lead such a hard-working group through this dynamic period in our company’s lifecycle. I look forward to what’s in store for the next chapter of my career, as well as the many opportunities ahead for U.S. Auto Parts.

“Turning to the quarterly commentary, during Q3, we continued our work to enhance the customer experience on our e-commerce sites, as reflected by the improvements in conversion and revenue capture. Although we continued to experience lower traffic to our sites, we remain keenly focus on improving our traffic acquisition to return to growth.

“During the quarter, we also experienced lower marketplace sales with one of our channel partners due to a reduction in search presence on their platform. We’ve gone through similar cycles in the past where a marketplace partner makes an update to their platform that adversely affects our business over the short-term, and we expect this situation to be no different. Ultimately, our marketplace partners reward companies that focus on a quality customer experience and broad product assortment, and we remain very well-positioned in both regards.

“As we exit the year, we will continue to focus on our key initiatives of revitalizing traffic growth to our e-commerce sites and expanding our marketplace channel partnerships. Despite the recent challenges with e-commerce traffic and the platform updates from one of our marketplace partners, we believe U.S. Auto Parts remains in a strong market position and we will continue to focus on returning to growth.”

Exhibit 99.1

Third Quarter 2018 Financial Results
Net sales in the third quarter of 2018 were $69.5 million compared to $73.8 million in the year-ago quarter. The decline was largely driven by a decrease in marketplace sales with one of the company's channel partners, as well as a 4% decrease in e-commerce sales attributable to a reduction of traffic and lower in-stock rates resulting from the company’s previously disclosed customs issue.

Gross profit in the third quarter of 2018 was $19.0 million compared to $21.9 million in the year-ago quarter. As a percentage of net sales, gross profit was 27.4% compared to 29.6%. The decrease was primarily driven by costs associated with port and carrier fees from the customs issue as well as increased freight costs. As a result of the amortization treatment of port and carrier fees, the company continues to expect gross margin to range between 27% to 28% over the next two quarters.

Total operating expenses in the third quarter were $19.6 million compared to $20.5 million in the third quarter of last year. As a percentage of net sales, operating expenses increased to 28.3% compared to 27.9% in the year ago quarter.

Net income in the third quarter was $0.4 million, or $0.01 per diluted share, compared to net income of $0.9 million or $0.02 per diluted share in the year-ago period.

Adjusted EBITDA in the third quarter of 2018 was $2.5 million compared to $3.6 million in the year-ago quarter, with the decrease driven by the aforementioned lower net sales resulting from a decrease in marketplace sales and lower traffic to its e-commerce sites, as well as lower in-stock rates due to the customs issue.

At September 29, 2018, cash and cash equivalents totaled $8.3 million compared to $2.9 million at December 30, 2017. The increase was driven by timing of payments with one of the company's shipping vendors. U.S. Auto Parts also continued to carry no revolver debt at September 29, 2018.

Exhibit 99.1

Key Operating Metrics

	Q3 2018	Q3 2017	Q2 2018
Conversion Rate [1]	2.7%	2.0%	2.7%
Customer Acquisition Cost [1]	$7.31	$6.95	$7.29
Unique Visitors (millions) [1]	16.4	23.1	16.3
Number of Orders - E-commerce only (thousands)	443	460	443
Number of Orders - Online Marketplace (thousands)	372	455	414
Total Number of Internet Orders (thousands)	815	915	857
Revenue Capture (% Sales) [2]	87.5%	85.6%	87.7%
Average Order Value - E-commerce only	$96	$99	$102
Average Order Value - Online Marketplace	$71	$64	$74
Average Order Value - Total Internet Orders	$85	$82	$88

1.	Excludes online marketplaces and media properties (e.g. AutoMD).

2.
Revenue capture is the amount of actual dollars retained after taking into consideration returns, credit card declines and product fulfillment and excludes online marketplaces and media properties (e.g. AutoMD).

2018 Outlook
U.S. Auto Parts has updated its 2018 outlook and now expects net sales to decrease mid-single digits on a percentage basis compared to 2017 (previously expected low single digit percentage decrease compare to 2017). The company also expects adjusted EBITDA to be at the low-end of its previously disclosed guidance range of $12.0 to $14.0 million. Adjusted EBITDA excludes the costs incurred from the customs issue and costs associated with the CEO transition given their unusual nature. Adjusted EBITDA also excludes proceeds received from the sale of AutoMD due to the non-recurring nature of the transaction. The company believes these exclusions provide a more accurate representation of its core business results.

U.S. Auto Parts is not including a reconciliation of adjusted EBITDA guidance to projected net income due to the high variability and difficulty in making accurate long-term forecasts and projections of net operating loss carryforwards which have a significant impact on future net income results. As a result, U.S. Auto Parts is unable to quantify its projected net income without unreasonable efforts.

Exhibit 99.1

Conference Call
U.S. Auto Parts will conduct a conference call today at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to discuss its financial results for the third quarter ended September 29, 2018.

The Company’s CEO Aaron Coleman and CFO Neil Watanabe will host the conference call, followed by a question and answer period.

Date: Monday October 29, 2018
Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)
Toll-free dial-in number: 877-407-9039
International dial-in number: 201-689-8470
Conference ID: 13683100

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at 1-949-574-3860.

The conference call will be broadcast live and available for replay via the investor relations section of the Company’s website at www.usautoparts.net.

A telephone replay of the conference call will also be available on the same day through November 12, 2018.

Toll-free replay number: 844-512-2921
International replay number: 412-317-6671
Replay ID: 13683100

About U.S. Auto Parts Network, Inc.
Established in 1995, U.S. Auto Parts is a leading online provider of automotive aftermarket parts, including collision, engine, and performance parts and accessories. Through the Company’s network of websites, U.S. Auto Parts provides consumers with a broad selection of competitively priced products, all mapped by a proprietary database with applications based on vehicle makes, models and years. U.S. Auto Parts’ flagship websites include www.autopartswarehouse.com, www.carparts.com, and www.jcwhitney.com, as well as the Company’s corporate website at www.usautoparts.net.
U.S. Auto Parts is headquartered in Carson, California.

Exhibit 99.1

Non-GAAP Financial Measures

Regulation G, and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA,” which is a non-GAAP financial measure. Adjusted EBITDA consists of net income before (a) interest expense, net; (b) income tax provision; (c) depreciation and amortization expense; (d) amortization of intangible assets; (e) share-based compensation expense; (f) costs associated with our customs issue; (g) costs associated with the CEO transition; and (h) proceeds related to the sale of AutoMD assets.

The Company believes that this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA as one measure of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of stock compensation expense and the costs associated with the customs issue, as well as items that are not expected to be recurring. Internally, this non-GAAP measure is also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; and for evaluating the effectiveness of operational strategies. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate the ongoing operations of companies in our industry.

This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are all unusual, infrequent or non-recurring.

Exhibit 99.1

Safe Harbor Statement
This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, the Company’s expectations regarding its succession plan for a new Chief Executive Officer, its future operating results and financial condition, impact of changes in our key operating metrics, our potential growth and our liquidity requirements, and the Company’s expectations regarding the customs litigation and related trademark issues. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, competitive pressures, our dependence on search engines to attract customers, demand for the Company’s products, the online market and channel mix for aftermarket auto parts, the economy in general, increases in commodity and component pricing that would increase the Company’s product costs, the operating restrictions in its credit agreement, the weather, the impact of the customs issues and any other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.usautoparts.net and the SEC’s website at www.sec.gov.  You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Company Contact:
Neil T. Watanabe, Chief Financial Officer
U.S. Auto Parts Network, Inc.
(424) 702-1455 x127
nwatanabe@usautoparts.com

Investor Relations:
Sean Mansouri or Cody Slach
Liolios
949-574-3860
PRTS@liolios.com

Exhibit 99.1

Summarized information for our continuing operations for the periods presented is as follows (in millions):

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Net sales	$69.46	$73.81	$224.82	$234.85
Gross profit	$19.05	21.88	$63.99	$68.91
	27.4%	29.6%	28.5%	29.3%
Operating expenses	$19.62	$20.55	$62.47	$64.86
	28.3%	27.9%	27.8%	27.6%
Income from operations	$(0.58)	$1.33	$1.52	$4.05
	(0.8)%	1.8%	0.7%	1.7%
Income from continuing operations	$0.44	$0.92	$0.69	$28.65
	0.6%	1.2%	0.3%	12.2%
Adjusted EBITDA	$2.50	$3.58	9.55	$11.42
	3.6%	4.8%	4.2%	4.9%

The table below reconciles income from continuing operations to Adjusted EBITDA for the periods presented (in thousands):

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Income from continuing operations	$438	$919	$688	$28,653
Depreciation & amortization	1,419	1,620	4,412	4,890
Amortization of intangible assets	46	47	140	271
Interest expense, net	363	398	1,215	1,240
Taxes	21	28	1,007	(25,804)
EBITDA	$2,287	$3,012	$7,462	$9,250
Stock comp expense	$567	$565	$1,704	$2,173
Customs Costs(1)	$1,044	$—	$1,784	$—
Sale of AutoMD	(1,400)	—	(1,400)	—
Adjusted EBITDA	$2,498	$3,577	$9,550	$11,423
(1) We incurred port and carrier fees and legal costs associated with our customs related issues. .

U.S. Auto Parts is not including a reconciliation of adjusted EBITDA guidance to projected net income due to the high variability and difficulty in making accurate long-term forecasts and projections of net operating loss carryforwards which have a significant impact on future net income results. As a result, U.S. Auto Parts is unable to quantify its projected net income without unreasonable efforts.

Exhibit 99.1

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE OPERATIONS
(Unaudited, in Thousands, Except Per Share Data)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Net sales	$69,463	$73,807	$224,821	$234,848
Cost of sales (1)	50,418	51,930	160,832	165,940
Gross profit	19,045	21,877	63,989	68,908
Operating expenses:
Marketing	9,212	9,476	29,012	30,038
General and administrative	4,297	4,275	13,923	13,386
Fulfillment	5,034	5,584	16,276	17,595
Technology	1,035	1,163	3,121	3,572
Amortization of intangible assets	46	47	140	271
Total operating expenses	19,624	20,545	62,472	64,862
Income (loss) from operations	(579)	1,332	1,517	4,046
Other income (expense):
Other, net	1,402	15	1,396	50
Interest expense	(364)	(400)	(1,218)	(1,247)
Total other income (expense), net	1,038	(385)	178	(1,197)
Income from continuing operations before income taxes	459	947	1,695	2,849
Income tax provision	21	28	1,007	(25,804)
Income from continuing operations	438	919	688	28,653
Discontinued operations (2)
Loss from operations and disposal of discontinued AutoMD operations	—	—	—	(558)
Income tax provision	—	—	—	1
Loss on discontinued operations	—	—	—	(559)
Net income	438	919	688	28,094
Other comprehensive income:
Foreign currency translation adjustments	9	9	51	6
Total other comprehensive income (loss)	9	9	51	6
Comprehensive (loss) income	$447	$928	$739	$28,100
Income from continuing operations per share:
Basic income from continuing operations per share	$0.01	$0.02	$0.02	$0.81
Diluted income from continuing operations per share	$0.01	$0.02	$0.02	$0.72
Weighted average common shares outstanding:
Shares used in computation of basic income from continuing operations per share	34,983	35,856	34,925	35,233
Shares used in computation of diluted income from continuing operations per share	35,201	39,485	35,279	39,858

(1)	Excludes depreciation and amortization expense which is included in marketing, general and administrative and fulfillment expense.

(2)	During March, 2017 our AutoMD operations filed for dissolution and have been classified as discontinued operations.

Exhibit 99.1

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited, In Thousands, Except Par and Liquidation Value)

	September 29, 2018	December 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$8,300	$2,850
Short-term investments	5	9
Accounts receivable, net	3,032	2,470
Inventory	53,362	54,231
Other current assets	4,200	2,972
Total current assets	68,899	62,532
Deferred income taxes	20,462	21,476
Property and equipment, net	14,930	15,085
Intangible assets, net	511	651
Other non-current assets	1,567	954
Total assets	$106,369	$100,698
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$35,098	$35,999
Accrued expenses	13,646	7,363
Current portion of capital leases payable	592	579
Customer deposits	463	2,500
Other current liabilities	2,913	2,457
Total current liabilities	52,712	48,898
Capital leases payable, net of current portion	8,715	9,173
Other non-current liabilities	2,385	2,266
Total liabilities	63,812	60,337
Commitments and contingencies
Stockholders’ equity:
Series A convertible preferred stock, $0.001 par value; $1.45 per share liquidation value or aggregate of $6,017; 4,150 shares authorized; 2,771 shares issued and outstanding at both September 29, 2018 and December 30, 2017	3	3
Common stock, $0.001 par value; 100,000 shares authorized; 34,984 and 34,666 shares issued and outstanding at September 29, 2018 and December 30, 2017 (of which 2,525 are treasury stock)	37	37
Treasury stock	(7,146)	(7,146)
Additional paid-in capital	181,225	179,906
Accumulated other comprehensive income	612	557
Accumulated deficit	(132,174)	(132,996)
Total stockholders’ equity	42,557	40,361
Total liabilities and stockholders’ equity	$106,369	$100,698

Exhibit 99.1

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, In Thousands)

	Thirty-Nine Weeks Ended
	September 29, 2018	September 30, 2017
Operating activities
Net income	$688	$28,094
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	4,412	4,890
Amortization of intangible assets	140	271
Deferred income taxes	925	(25,881)
Share-based compensation expense	1,704	2,198
Stock awards issued for non-employee director service	11	7
Amortization of deferred financing costs	3	31
Gain from disposition of assets	1	(8)
Changes in operating assets and liabilities:
Accounts receivable	(562)	336
Inventory	869	(2,815)
Other current assets	(1,833)	(361)
Other non-current assets	(24)	218
Accounts payable and accrued expenses	5,492	4,947
Other current liabilities	(1,197)	(121)
Other non-current liabilities	274	268
Net cash provided by operating activities	10,903	12,074
Investing activities
Additions to property and equipment	(4,328)	(3,672)
Proceeds from sale of property and equipment	1	39
Net cash used in investing activities	(4,327)	(3,633)
Financing activities
Borrowings from revolving loan payable	3,246	3,750
Payments made on revolving loan payable	(3,246)	(3,750)
Proceeds from stock options	—	258
Minority shareholder redemption	—	(2,485)
Payments on capital leases	(445)	(418)
Treasury stock repurchase	—	(3,823)
Statutory tax withholding payment for share-based compensation	(430)	(1,644)
Payment of liabilities related to financing activities	(100)	(100)
Preferred stock dividends paid	(120)	(169)
Net cash used in financing activities	(1,095)	(8,381)
Effect of exchange rate changes on cash	(31)	(30)
Net change in cash and cash equivalents	5,450	30
Cash and cash equivalents, beginning of period	2,850	6,643
Cash and cash equivalents, end of period	$8,300	$6,673
Supplemental disclosure of non-cash investing and financing activities:
Accrued asset purchases	$744	$662
Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$63	$62
Cash paid during the period for interest	1,229	1,158